January 29, 2013

Kalyanaraman Srinivasan (Kal Raman)
11828, NE 41st lane,
Kirkland, WA 98033

Via E-mail

Dear Kal:

This letter will serve as an amendment to your original offer letter dated April 19, 2012 as follows:

1)	Removal of the contingency to relocate to Chicago within one year of your start date; and

2)	To extend the corporate housing provision until such time as mutually agreed between you and Groupon.

All other terms of your employment remain unchanged.

Sincerely,

/s/ Brian Schipper

Brian Schipper
Senior Vice President, Human Resources
Groupon, Inc.

I have read this letter agreement in its entirety, and agree to and accept the amended terms and conditions of employment as stated above.

Dated:     January 29, 2013            /s/ Kal Raman
Kalyanaraman Srinivasan (Kal Raman)